                                                                   Exhibit 99.4


                               DIGITAL RIVER, INC.
                            STOCK OPTION GRANT NOTICE
                     (OUTSIDE OF THE 1998 STOCK OPTION PLAN)

DIGITAL RIVER, INC. (the "Company") hereby grants to Optionee a nonstatutory stock option to purchase the number of shares of the Company's voting common stock (the "Shares") set forth below. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is not subject to, and is granted outside of the Company's 1998 Stock Option Plan. This option is subject to all of the terms and conditions as set forth herein and in Attachments I and II which are incorporated herein in their entirety.

OPTIONEE:
                                   ---------------
DATE OF GRANT:
                                   ---------------
SHARES SUBJECT TO OPTION:
                                   ---------------
EXERCISE PRICE PER SHARE:
                                   ---------------
VESTING COMMENCEMENT DATE:
                                   ---------------
EXPIRATION DATE:
                                   ---------------

--------------------------------------------------------------------------------
                                VESTING SCHEDULE
Options vest according to the following schedule:

This option may be fully vested in the event of a Change in Control as provided in the Stock Option Agreement.
--------------------------------------------------------------------------------

PAYMENT: Payment of the option exercise price may be made in cash, check or any other method provided in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, and the Stock Option Agreement set forth the entire understanding between Optionee and the Company regarding the acquisition of Shares and supersedes all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Company's 1998 Stock Option Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS:
                       ----------------------------------------------

                       ----------------------------------------------
DIGITAL RIVER, INC.                       OPTIONEE

By:
    -----------------------            ------------------------------
                                                  Signature

Title:
       --------------------

Date:
      ---------------------

Attachment I:  Stock Option Agreement
Attachment II: Notice of Exercise

                               DIGITAL RIVER, INC.
                             STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's voting common stock ("Shares") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     This option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants.

     The details of this option are as follows:

     1. VESTING. Subject to the limitations contained herein, this option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your status as an employee of the Company.

     2. METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of this option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under the following alternatives, (i) provided that at the time of exercise the Company's stock is publicly traded and quoted regularly in the Wall Street Journal: payment by delivery of already-owned Shares, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Shares shall be valued at their fair market value on the date of exercise, or (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

     3. MINIMUM NUMBER OF SHARES. This option may not be exercised for less than the lesser of one hundred (100) Shares or the number of Shares then remaining subject to this option. This option may only be exercised for whole Shares.

     4. TERM. The term of this option commences on the Date of Grant and expires upon the earliest of:

               (i)   the Expiration Date indicated in the Grant Notice;

               (ii)  the tenth (10th) anniversary of the Date of Grant;

               (iii) six (6) months after your death, if you die while an employee of the Company; or

               (iv) thirty (30) days after the termination of your employment with the Company due to your permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended); or

               (v) three (3) months after the termination of your employment with the Company for any reason other than death, disability or "for cause." In the event the you shall be


                                      1.

terminated "for cause" including but not limited to: (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company's property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude, the option shall terminate as of the date of your termination of continuous service.

     5.   EXERCISE.

          (a) You may exercise the vested portion of this option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising this option you agree that:

               (i) As a condition to any exercise of this option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise.

               (ii) Regardless of whether the offer and sale of Shares subject to this option have been registered under the Securities Act of 1933, as amended (the "1933 Act") or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if in the judgment of the Company and its counsel such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law.

     6. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your lifetime only by you.

     7. CAPITALIZATION ADJUSTMENTS. If any change is made in the Shares subject to this option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Option Agreement will be appropriately adjusted in the class(es) and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board of Directors of the Company, determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     8. CHANGE IN CONTROL - ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares outstanding


                                      2.

immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any options outstanding under the Option Agreement or shall substitute similar options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this paragraph 8), for those outstanding under the Option Agreement. In the event any surviving corporation or acquiring corporation refuses to assume such options or to substitute similar options for those outstanding under the Option Agreement but subject to the restrictions in paragraph 10 below, then with respect to your options in the event your continuous service as an employee of the Company has not terminated, the vesting shall be accelerated in full, and the options shall terminate if not exercised at or prior to such event. With respect to any other options outstanding under the Option Agreement, such options shall terminate if not exercised prior to such event.

     9. CHANGE IN CONTROL-SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to paragraph 8 above), then with respect to your options in the event your continuous service as an employee of the Company has not terminated and subject to the restrictions in paragraph 10 below, the vesting of such options shall be accelerated in full.

     10. POOLING OF INTERESTS. If the Company and the other party to the transaction constituting a Change in Control as described in paragraphs 8 and 9 agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of options described in paragraphs 8 and 9 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     11. PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION. Unless the Shares to be issued upon exercise of an option granted under the Option Agreement have been effectively registered under the 1933 Act, the Company shall be under no obligation to issue any Shares covered by any option unless the person who exercises such option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any Shares with respect to which an option shall have been exercised, or to qualify any such Shares for exemption from the 1933 Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information


                                      3.

in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

     12. OPTION NOT AN EMPLOYMENT CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company, its stockholders, Board of Directors (the "Board"), officers or employees to continue any relationship which you might have as an employee of the Company.

     13. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     14. CHOICE OF LAW. This option shall be governed by, and construed in accordance with the laws of the State of Minnesota, as such laws are applied to contracts entered into and performed in such State.

     15. GOVERNING AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee. The Board, in the exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board also include any committee appointed by the Board to administer and interpret this option. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

Dated the ____ day of _________________, 1998.

Very truly yours,

DIGITAL RIVER, INC.

By:
   -------------------------------------
         Duly authorized on behalf
         of the Board of Directors


                                      4.

                             NOTICE OF EXERCISE

Digital River, Inc.
5198 West 76th Street
Edina, MN 55439                        Date of Exercise:
                                                         ----------------------


Ladies and Gentlemen:

     This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.

     Stock option dated:
                                            --------------------
     Number of shares as
     to which option is
     exercised:
                                            --------------------
     Certificate to be
     issued in name of:
                                            --------------------
     Total exercise price:                  $
                                             -------------------
     Cash payment (or check) delivered
     herewith:                              $
                                             -------------------
     Value of ______ shares of
     Digital River, Inc. capital
     stock delivered herewith(1):           $
                                             -------------------

     By this exercise, I agree to provide such additional documents as you may reasonably require. I understand that my right to receive the shares otherwise issuable to me upon the exercise of the option is contingent upon my satisfaction of these requirements.

     I hereby make the following statements with respect to the shares of voting common stock (the "Shares"), which are being acquired by me for my own account upon this exercise of the option as set forth above:

--------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.


                                      1.

     I acknowledge and agree that as a condition to this exercise of the option, the Company may require me to enter an arrangement providing for the payment by me to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise.

     I further acknowledge and agree that regardless of whether the offer and sale of Shares subject to the option have been registered under the Securities Act of 1933, as amended (the "1933 Act") or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates) if in the judgment of the Company and its counsel such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law.

                                            Very truly yours,

                                            ------------------------------


                                      2.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION                                 SEQUENTIAL PAGE NUMBER
4.1*              Amended and Restated Certificate of Incorporation of the Company.

4.2*              Amended and Restated Bylaws of the Company.

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3              Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1*             1998 Stock Option Plan.

99.2              Form of Incentive Stock Option Agreement under the 1998 Stock Option Plan.

99.3              Form of Nonincentive Stock Option Agreement under the 1998 Stock Option Plan.

99.4              Form of Non-Statutory Stock Option Granted Outside of the 1998 Stock Option Plan.

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-56787), filed with the SEC on June 12, 1998.


                                      3.